UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 7, 2015

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

3844 Kennett Pike, Wilmington, Delaware	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Acorn Energy, Inc., a Delaware corporation (the "Company"), today announced that on April 7, 2015, it received a letter from the Nasdaq Listings Qualification Staff stating that the Company is not in compliance with the continued listing requirements of the Nasdaq Global Market because the Company's stockholders’ equity is below the minimum $10 million requirement of Listing Rule 5450(b)(1)(A).

As an alternative to regaining compliance with the Nasdaq Global Market’s minimum stockholders’ equity requirement, the Company intends to submit an application to transfer the listing of the Company’s securities from the Nasdaq Global Market to the Nasdaq Capital Market which the Company expects to be approved.

As previously disclosed, the Company is not currently in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. The Company has until July 13, 2015 to come into compliance with this requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 13th day of April, 2015.

ACORN ENERGY, INC.

By:	/s/Michael Barth
Name:	Michael Barth
Title:	Chief Financial Officer